SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities and Exchange Act of 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant [ ]

check the appropriate box:

[ ]   Preliminary Proxy Statement
[ ]   Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Section 240.14a-11(c) or
      Section 240.14a-12

                            MATRIX SERVICE COMPANY
             -------------------------------------------------
             (Name of Registrant as Specified in Its Charter)


    -----------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registered)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------

      2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: *

         ----------------------------------------------------------------

      4) Proposed maximum aggregate value of transaction:

         ----------------------------------------------------------------

      * Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

            1)     Amount Previously Paid:

                   ------------------------------------------------

            2)     Form, Schedule or Registration Statement No.:

                   ------------------------------------------------

            3)     Filing Party:

                   ------------------------------------------------

            4)     Date Filed:


MATRIX SERVICE COMPANY
10701 East Ute Street
Tulsa, Oklahoma  74116
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Notice is hereby given that the Annual Meeting of the Stockholders of Matrix Service Company, a Delaware corporation (the "Company"), will be held at Bank One, First National Tower, 15 East Fifth St., 41st Floor, Tulsa, Oklahoma, on the 28th day of October, 1998, at 10:00 a.m., Tulsa time, for the following purposes:

1. To elect six directors to serve until the annual stockholders' meeting in 1999 or until their successors have been elected and qualified;

2. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for fiscal 1999; and

3. To act upon such other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on September 14, 1998, as the record date for determining stockholders entitled to notice of and to vote at the meeting and any adjournment thereof. Only stockholders of record at the close of business on September 14, 1998 are entitled to notice of and to vote at the meeting and any adjournment thereof.

By Order of The Board of Directors

/s/C. William Lee
--------------------
C. William Lee
Secretary

September 18, 1998
Tulsa, Oklahoma


IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF WHETHER YOU PLAN TO ATTEND. THEREFORE, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY. IF YOU ARE PRESENT AT THE MEETING, AND WISH TO DO SO, YOU MAY REVOKE THE PROXY AND VOTE IN PERSON.


MATRIX SERVICE COMPANY
10701 East Ute Street
Tulsa, Oklahoma  74116

PROXY STATEMENT

The accompanying proxy is solicited by the Board of Directors of Matrix Service Company (the "Company") for use at the Annual Meeting of Stockholders to be held on October 28, 1998, and at any adjournments thereof. The Annual Meeting will be held at 10:00 a.m., Tulsa time, at Bank One, First National Tower, 15 East Fifth St., 41st Floor, Tulsa, Oklahoma. If the accompanying proxy is properly executed and returned, the shares it represents will be voted at the meeting in accordance with the directions noted thereon or, if no direction is indicated, it will be voted in favor of the proposals described in this proxy statement.
In addition, the proxy confers discretionary authority in the persons named in the proxy authorizing those persons to vote, in their discretion, on any other matters properly presented at the Annual Meeting. The Board of Directors is not currently aware of any other such matters. Any stockholder giving a proxy has the power to revoke it at any time before it is voted by written notice or by execution of a subsequent proxy sent to
C. William Lee, Secretary, Matrix Service Company, 10701 East Ute Street, Tulsa, Oklahoma 74116. The proxy also may be revoked if the stockholder is present at the meeting and elects to vote in person.

The approximate date on which this Proxy Statement and the accompanying proxy will first be sent to stockholders is September 24, 1998.

VOTING SECURITIES

At the close of business on September 14, 1998, the record date for the determination of stockholders of the Company entitled to receive notice of and to vote at the Annual Meeting or any adjournments thereof, 9,507,388 shares of the Company's common stock, par value $0.01 per share (the
"Common Stock"), were outstanding. Each of the outstanding shares of Common Stock is entitled to one vote upon each of the matters to be voted on at the meeting. The presence, in person or by proxy, of at least a majority of the outstanding shares of Common Stock is required for a quorum.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


The following table sets forth, as of September 14, 1998, certain information with respect to the shares of Common Stock beneficially owned by (i) each person known by the Company to own beneficially five percent or more of its outstanding share of Common Stock, (ii) each director and director nominee of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table herein and (iv) all directors, director nominees and executive officers of the Company as a group. Except as described below, each of the persons listed below has sole voting and investment power with respect to the shares listed.


Identity of Beneficial Owner         Number of Shares    Percent of Class
----------------------------         ----------------    ----------------
EquiTrust Investment Management
Services, Inc. (1)
5400 University Avenue
West Des Moines, IA 50266             1,679,400               17.66

David L. Babson & Co. (2)
One Memorial Drive
Cambridge, MA 02142-1300              1,107,600               11.65

Dimensional Fund Advisors, Inc. (3)
1299 Ocean Avenue
Santa Monica, CA 90401                  580,300                6.10

Martin L. Rinehart (4) (5)              215,636                2.27

C. William Lee (4)                      347,070                3.65

Hugh E. Bradley (4)                      27,500                 *

Robert L. Curry (4)                       7,500                 *

Bruce M. Lierman (4)                      6,086                 *

Robert A. Peterson                          -0-                 *

Bradley S. Vetal (4)                     48,246                 *

Doyl D. West (4)                        352,450                3.71

William P. Wood (4)                     133,668                1.41

John S. Zink (4)                         57,500                 *

All directors and executive officers
as a group (11 persons) (4)           1,224,073               12.87

* Indicates ownership of less than one percent of the outstanding shares of Common Stock.

(1) According to the Schedule 13G dated February 13, 1998.

(2) According to the Schedule 13G dated January 15, 1998.

(3) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 580,300 shares of Matrix Service Company stock as of
December 31, 1997, all of which shares are held in portfolios of DFA Investment Dimensions
Group Inc., a registered open-end investment company, or in series of the DFA Investment
Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation
Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional serves as investment manager.  Dimensional disclaims beneficial ownership of all such shares.

(4) Includes the following shares of Common Stock that are issuable upon the exercise of stock options that are exercisable within 60 days after September 14, 1998: Mr. Rinehart - 46,070;
Mr. Lee - 36,070; Mr. Bradley - 27,500; Mr. Curry - 7,500; Mr. Wood - 27,500; Mr. Zink -
27,500; Mr. Lierman - 6,086; Mr. Vetal - 27,143; Mr. West - 275,000; officers and directors as a group - 504,597.

(5) Martin L. Rinehart does not own of record any shares of the Company's Common Stock.
Mr. Rinehart is trustee of the Martin L. Rinehart 1991 Revocable Trust which owns 10,566 shares and the Bonnie J. Rinehart 1991 Revocable Trust which owns 159,000 shares, and is therefore deemed to beneficially own 169,566 shares.



PROPOSAL NUMBER 1: Election of Directors

The Board of Directors has nominated and urges you to vote "For" the election of the six nominees identified below who have been nominated to serve as directors until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified. Five of the nominees are members of the Company's present Board of Directors. Mr. Robert A. Peterson has been nominated by the Nominating Committee and has agreed to serve if elected by the stockholders. Mr. Robert L. Curry is retiring from the Board of Directors at the end of the current term. Mr. Curry will not stand for re-election. Proxies solicited hereby will be voted "For" all six nominees unless stockholders specify otherwise in their proxies. The affirmative vote of the holders of a plurality of the Common Stock present in person or by proxy at the meeting is required for election of the nominees.

If, at the time of the 1998 Annual Meeting of Stockholders, any of the nominees should be unable or decline to serve, the discretionary authority provided in the proxy may be used to vote for a substitute or substitutes designated by the Board of Directors. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required.

Nominees

The nominees for director, and certain additional information with respect to each of them, are as follows:

Martin L. Rinehart, age 60, is a founder of the Company, and has served as its President and Chief Executive Officer since February 27, 1998, and as a director since the Company's inception in 1984 to October 1990. Mr. Rinehart was re-elected as a director in February 1998.

Mr. Rinehart has also served as the Vice President-Operations of the Company from its inception to June 1992. Since June 1992, he has served as Assistant to the President of Matrix Service, Inc. From 1980 until 1984, Mr. Rinehart served as Executive Vice President of Tank Service, Inc. During the year, Doyl D. West served as President, Chief Executive Officer and Chairman of the Board of the Company until his retirement in February, 1998. Mr. West will continue to consult with the Company.

C. William Lee, age 58, is a founder of the Company and has served as its Vice President-Finance and as a director since the Company's inception in 1984. Prior to 1984, Mr. Lee served as Vice President-Finance and Secretary-Treasurer of Tank Service, Inc.

Hugh E. Bradley, age 69, was elected as a director of the Company effective on April 20, 1993. Mr. Bradley retired in October 1993. Previously he had served as the Division Manager for Texaco Trading & Transportation, Inc., Mid-Continent Region from 1988 to 1993. Mr. Bradley is a graduate Petroleum Engineer from the Colorado School of Mines.

Robert A. Peterson, age 46, has served as President of Melton Truck Lines, Inc. since July 1991 when he acquired the company. Prior to that, he served as President of GlasTran, Inc., a company he founded in July 1989. Mr. Peterson holds a Bachelor of Arts Degree in Economics, and a Masters of Business Administration from the University of Southern California. He is a Certified Public Accountant. Mr. Peterson is on the Board of Directors of the Metropolitan Tulsa Chamber of Commerce, an active supporter of the Boy Scouts of America, the United Way, and various other professional organizations.

William P. Wood, age 42, has served as a director of the Company since November 1989. Mr. Wood has been a general partner of Austin Ventures, a venture capital firm, for more than the past five years. Mr. Wood is also a director of Intelliquest Information Group, an information services company.

John S. Zink, age 69, was elected as a director of the Company effective on April 20, 1993. He is President and founder of Zeeco, Inc., Chairman of the John Zink Foundation and past President and Chairman of the John Zink Company. Mr. Zink graduated from Oklahoma State University with a degree in Mechanical Engineering. Mr. Zink belongs to the Mechanical Engineering Scholastic Fraternity, Pi Tau Sigma, and has been inducted into the O.S.U. Engineering Hall of Fame. He is a registered Professional Engineer. Mr. Zink is also a director of Unit Corporation, a drilling and energy company.

The Board recommends that the stockholders vote "For" the election of each of the above named nominees.


The Board of Directors and its Committees

The Company's Certificate of Incorporation and Bylaws provide that the number of directors on the Board shall be fixed from time to time by the Board of Directors but shall not be less than three nor more than 15 persons. The Board in its discretion and in accordance with such authority has fixed its size at six members. No proxy will be voted for a greater number of persons than the number of nominees named herein. Directors hold office until the next annual meeting of the stockholders of the Company or until their successors have been elected and qualified. Vacancies may be filled by recommendations from the Nominating Committee, and a majority vote by the remaining directors. The Company's Board of Directors met 14 times during fiscal year 1998. During fiscal year 1998, each member of the Board of Directors attended 98% of the meetings of the Board of Directors and the committees of which he was a member.

The Board has three standing committees:

                Audit     Compensation    Nominating
                -----     ------------    ----------
Members:       Bradley       Curry          Bradley
               Curry         Wood           Curry
               Lee           Zink           Rinehart

The Audit Committee's functions include making recommendations concerning the engagement of independent auditors, reviewing with the independent auditors the plan and results of the auditing engagement, reviewing professional services provided by the independent auditors, reviewing the independence of the independent auditors, considering the range of audit and nonaudit fees and reviewing the adequacy of the Company's internal accounting controls. The Audit Committee held 4 meetings during fiscal 1998.

The Compensation Committee's functions include reviewing executive salary and bonus structure and approving salary and bonus awards to key executives, and administering the Company's stock option plans and making grants thereunder. The Compensation Committee held 10 meetings during fiscal 1998 and took certain actions by unanimous written consent in lieu of meetings.

The Nominating Committee was established to make nominations and recommendations to the Board of Directors for individuals to be presented to the stockholders for election to the Board of Directors. The Nominating Committee held 1 meeting during fiscal 1998. Holders of Common Stock wishing to recommend a person for consideration as nominee for election to the Board can do so in accordance with the Company's Bylaws by giving timely written notice to the Secretary of the Company at 10701 East Ute Street, Tulsa, Oklahoma 74116, giving each such nominee's name, address, appropriate biographical information, a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or person), and any other information that would be required in a proxy statement. Any such recommendation should be accompanied by a written statement from the person recommended, giving his or her consent to be named as a nominee and, if nominated and elected, to serve as a director. A notice must be delivered to the Secretary not later than 80 days prior to the date of any annual or special meeting; provided, however, that in the event that the date of such annual or special meeting was not publicly announced by the Company more than 90 days prior to the meeting, notice by the stockholder must be delivered to the Secretary of the Company not later than the close of business on the tenth day following the day on which public announcement of the date of such meeting is communicated to the stockholders. Such notice to the Secretary must set forth the name and address of the stockholder who intends to make the nomination and a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice.

Director Compensation

During fiscal 1998, the directors who are not employees of the Company were reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors and committee meetings. In addition, each of Messrs. Hugh Bradley, Robert Curry, William Wood and John Zink received $7,000 plus $1,000 for each meeting they attended as compensation for serving as directors, and was granted options to purchase 5,000 shares of the Company's stock under the Matrix Service Company 1995 Nonemployee Directors' Stock Option Plan.


EXECUTIVE COMPENSATION

The following table summarizes certain information regarding compensation paid or accrued during each of the Company's last three fiscal years to the Chief Executive Officer and each of the Company's four other most highly compensated executive officers (the "Named Officers"):




                         SUMMARY COMPENSATION TABLE

                                          Annual Compensation                       Long-Term Compensation
                               -----------------------------------------      -------------------------------------
                                                                                        Awards             Payouts
                                                                              -------------------------   ---------
                                                                               Restricted    Securities    Long-Term    All Other
                                                                 Other Annual    Stock       Underlying    Incentive    Compen-
Name and                        Fiscal                           Compensation   Award(s)     Options/SARs   Payout       sation
Principal Position               Year    Salary ($)  Bonus ($)      ($) (1)       ($)             (#)        ($)           ($)
----------------------------   -------   ----------  ---------  --------------  --------   --------------  ----------  ---------

Martin L. Rinehart (2)          1998      90,291       -                                     60,000
President &                     1997     116,155      7,000       N/A            N/A            -            N/A         N/A
Chief Executive Officer         1996     109,947       -                                        -

Doyl D. West (2)                1998     346,955       -                                     25,000
Chairman of Board, President    1997     268,146     40,000       N/A            N/A         25,000          N/A         N/A
Chief Executive Officer         1996     236,282       -                                     25,000

C. William Lee                  1998     143,471       -                                     20,000
Vice President-Finance          1997     143,630     25,000       N/A            N/A            -            N/A         N/A
& Chief Financial Officer       1996     132,791       -                                     25,000

Bradley S. Vetal                1998     169,610       -                                     10,000
Vice President-                 1997     169,753     25,000       N/A            N/A            -            N/A         N/A
Tank Division                   1996     139,236       -                                     25,000

Bruce M. Lierman                1998     144,529     67,000                                  50,000
President-Colt Construction     1997     124,394     15,888       N/A            N/A          2,000          N/A         N/A
                                1996      99,471     55,500                                  15,000


(1)  During each of the three years ended May 31, 1996, 1997 and 1998, perquisites for each individual named in the Summary Compensation Table aggregated less than 10% of the total annual salary and bonus reported for such individual in the Summary Compensation Table, or
$50,000, if lower.  Accordingly, no such amounts are included in the Summary Compensation
Table.

(2) Mr. West retired in February 1998, at which time Mr. Rinehart was appointed by the Board of Directors to replace him on an interim basis.



Stock Option Grants During Fiscal 1998

The following table sets forth information with respect to grants of stock options to purchase
Common Stock pursuant to the Company's 1991 Stock Option Plan to the Named Officers
identified in the Summary Compensation Table above.  No stock appreciation rights ("SARs)"
were granted during fiscal 1998 or were outstanding at May 31, 1998.

                            OPTION GRANTS IN FISCAL 1998

                      Individual Grants (1)
 ---------------------------------------------------------------------------------------
                                                % of
                        Number of           Total Options                            Potention Realizable Value at
                    Shares Underlying          Granted       Exercise                Assumed Annual Rates of Stock
                      Stock Options         to Employees      Price     Expiration   Price Appreciation of Option Term (3)
      Name              Granted (#)         in Fiscal 1998   ($/Share)     Date         5% ($)        10% ($)
------------------   ------------------     --------------  ----------  -----------   ----------    ----------

Martin L. Rinehart    $60,000  (4)           11.75           $7.00       4-06-2008     $264,000     $669,600

C. William Lee         20,000  (2)            3.92            7.75       10-31-2007      97,400      247,000

Doyl D. West           25,000  (2)            4.90            7.75       10-31-2007     114,250      308,750

Bradley S. Vetal       10,000                 1.96            7.00       4-06-2008       40,400      111,600

Bruce M. Lierman       50,000                 9.79            7.00       4-06-2008      220,000      558,000

(1)  Options granted during the year ended May 31, 1998 vest equally over five years of service and expire ten years from date of grant.  No SARs were granted during fiscal 1998.

(2)  Options for Mr. West and Mr. Lee in fiscal 1998 will vest over two years of service and expire ten years from date of grant.

(3)  An appreciation in stock price is required for optionees to receive any gain.  A stock price appreciation of zero percent would render the options without value to the optionees.  The
Securities and Exchange Commission requires disclosures of the potential realizable value or present value of each grant.  The disclosure assumes the options will be held for the full ten-year term prior to exercise.  Such options may be exercised prior to the end of such ten-year term.
The actual value, if any, an executive officer may realize will depend upon the excess of the stock price over the exercise price on the date the option is exercised.  There is no assurance that appreciation, if any, in the stock price will occur at the rates shown in the table.

(4)  Options will vest quarterly over 1 year of service and expire 10 years from date of grant.



Option Exercises and Holdings

The following table sets forth information with respect to the Named Officers identified in the
Summary Compensation Table concerning the exercise of stock options and the value of unexercised options held as of the end of fiscal year 1998.

              AGGREGATED STOCK OPTION EXERCISES IN YEAR ENDING MAY 31, 1998
                         AND OPTION VALUES AT MAY 31, 1998

                                                                                   Value of Unexercised
                                                   Number of Shares                    In-the-Money
                                                 Underlying Unexercised               Stock Options
                                                 Options at May 31, 1998            at May 31, 1998 (1) ($)
                                                ----------------------------   ----------------------------
                     Shares Acquired   Value
                     on Exercise     Realized
Name                      (#)           ($)      Exercisable   Unexercisable   Exercisable   Unexercisable
------------------  --------------   --------   ------------   -------------   -----------   -------------

Martin L. Rinehart      -             -            16,070        66,430         $32,140  (2)  $50,360  (2)

C. William Lee          -             -            26,070        41,430          45,890  (3)   33,485  (3)

Doyl D. West            -             -           275,000             0         534,375  (4)        -  (4)

Bradley S. Vetal        -             -            27,143        33,572          75,904  (4)   44,019  (4)

Bruce M. Lierman        -             -             6,086        65,485           5,672  (5)   37,470  (5)

(1)  Value was calculated by subtracting the applicable exercise price from the fair market value of the Company's Common Stock on May 29, 1998, which was $7.63 (last trading day of fiscal year) based on the average of the high and low sales price of the Common Stock on May 29,
1998 on the Nasdaq National Market, multiplied by the number of shares underlying the unexercised options.

(2) Mr. Rinehart holds options to purchase 16,070 shares at an exercisable price of $5.625; these options were exercisable in fiscal year 1998.  Mr. Rinehart also holds options to purchase 6,430 shares at an exercise price of $5.625 and 60,000 shares at an exercise price of $7.00 at May 31,
1998.

(3)  Mr. Lee holds options to purchase 16,070 shares at an exercise price of $5.625 and 10,000 shares at an exercise price of $6.25; these options were exercisable in fiscal year 1998.  Mr. Lee also holds options to purchase 6,430 shares at an exercise price of $5.625; 15,000 shares at an exercise price of $6.25; and 20,000 shares at an exercise price of $7.75 at May 31, 1998.

(4)  Mr. West holds options to purchase 200,000 shares at an exercise price of $5.625, 25,000 shares at $5.875, 25,000 shares at $4.00, and 25,000 shares at an exercise price of $7.75; these operations were exercisable in fiscal year 1998.

(5)  Mr. Vetal holds options to purchase 2,250 shares at an exercise price of $.67; 3,465 shares at an exercise price of $.80; 11,428 shares at an exercise price of $5.625; 10,000 shares at an exercise price of $6.25; these options were exercisable in fiscal year 1998.  Mr. Vetal also holds options to purchase 8,572 shares at an exercise price of $5.625; and 15,000 shares at a price of
$6.25; and 10,000 shares at an exercise price of $7.00 at May 31, 1998.

(6)  Mr. Lierman holds options to purchase 2,286 shares at an exercise price of $5.625; 800 shares at an exercise price of $6.25 and 3,000 shares at an exercise price of $7.625 these options were exercisable in fiscal year 1998.  Mr. Lierman also holds options to purchase 6,430 shares at an exercise price of $5.625 and 1,200 shares at an exercise price of $6.25; 12,000 shares at an exercise price of $7.625 and 50,000 shares at an exercise price of $7.00 at May 31, 1998.



PERFORMANCE GRAPH

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN *

AMONG MATRIX SERVICE COMPANY, THE NASDAQ STOCK MARKET-US INDEX
AND
THE S & P ENGINEERING & CONSTRUCTION INDEX

Research Data Group       Total Return - Data Summary

MTRX
                                                Cumulative Total Return
                                  --------------------------------------------------
                                     5/93    5/94   5/95    5/96    5/97    5/98

Matrix Service Company               100     82.43   44.59   63.51   91.22   82.43

NASDAQ Stock Market (U.S.)           100    105.28  125.24  182.03  205.07  260.60

S & P Engineering & Construction     100    125.71  111.87  147.29  133.66  128.30


* $100 invested on May 31, 1993 in the Company's Common Stock.  Includes reinvesting of dividends, where applicable.  The Company's fiscal year ends May 31.

The performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this graph by reference, and shall not otherwise be deemed filed under such acts.

There can be no assurance that the Company's stock performance will continue into the future with the same or similar trends depicted in the graph above.  The Company will not make or endorse any predictions as to future stock performance.


Report of the Compensation Committee of the Board of Directors

The Compensation Committee ("Committee") of the Board of Directors of the Company currently consists of Robert L. Curry, William P. Wood, and John S. Zink, all of whom are independent directors who are not employees and who qualify as disinterested persons for purposes of Rule 16b-3 adopted under the Securities Exchange Act of 1934. The Committee is responsible for evaluating the performance of management, determining the compensation for certain executive officers of the Company and administering the Company's stock option plan under which grants may be made to employees of the Company. The Committee has furnished the following report on executive compensation for the fiscal year ending May 31, 1998.

Under the supervision of the Committee, the Company has developed a compensation policy which is designed to attract and retain key executives responsible for the success of the Company and motivate all management to work as a team, to maximize long-term stockholder value.

The annual compensation package of the executive officers primarily consists of (i) a cash salary which reflects the responsibilities relating to the position and individual performance, (ii) variable performance awards payable in cash and tied to the individual's and the Company's performance against pre-established financial measures and (iii) long- term stock-based incentive awards which strengthen the relationship between the interests of the executive officers and the interests of the Company's stockholders.

In determining the level and composition of compensation for each of the Company's executive officers, the Committee takes into account various qualitative and quantitative indicators of each officer's performance.
The Committee's objectives in determining compensation are to allow the Company to attract, motivate and retain the management personnel necessary for the Company's success and to provide an executive compensation program comparable to that offered by the companies with which the Company competes for such management personnel.

Although no specific target has been established, the Committee generally seeks to set salaries at the medium to high end of the range in comparison to peer group companies. In setting such salaries, the Compensation Committee considers its peer group to be certain companies with market capitalizations similar to that of the Company with which it competes for aboveground tank services and refinery maintenance services. Such peer group does not necessarily include the companies comprising the Standard and Poor's Engineering and Construction Index reflected in the performance graph in this Proxy Statement, which is the industry categorization the Company has been placed in by its market makers. In evaluating the performance of management, the Committee takes into consideration such factors as revenue and earnings growth, improved safety performance through reduced rates of recordable injuries of the Company as well as the achievement of specific qualitative goals by the individual relating to the particular officer's area of responsibility.

Base compensation is established through negotiation between the Company and the executive officer at the time the executive is hired, or during the negotiation phase of an acquisition, and then subsequently (in general annually) when such officer's base compensation is subject to review or reconsideration. While the Company has entered into employment agreements with certain of its executive officers, such agreements provide that base salaries after the initial year will be determined by the Compensation Committee or the Chief Executive Officer after review of the officer's performance. In establishing or reviewing base compensation levels for each executive officer, the Committee, in accordance with its general compensation policy, considers numerous factors, including the responsibilities relating to the position, the qualifications of the executive and the relevant experience the individual brings to the Company, strategic goals for which the executive has responsibility, and compensation levels of other companies at a comparable stage of development to compete with the Company for business, engineering, and executive talents. As stated above, such comparable companies are generally those with similar market capitalizations and not necessarily among the companies comprising the Standards and Poor's Engineering and Construction indices as reflected in the Performance Graph in this Proxy Statement. No predetermined weights are given to any such factors. The initial salaries for each of the executive officers in fiscal year 1998 were set taking into account these factors in accordance with the Company's general compensation policy discussed above. The base salaries for the executive officers generally, and the Chief Executive Officer specifically, for fiscal 1998 are in the medium level in comparison with the Company's peer group companies.

In addition to each executive officer's base compensation, the Committee may award cash bonuses and/or grant awards under the Company's Stock Option Plan to chosen executive officers depending on the extent to which certain defined personal and corporate performance goals are achieved. Such corporate performance goals include revenue and earnings growth of the Company, as discussed above.

The Chief Executive Officer's compensation is the responsibility of the Compensation Committee. Based upon the Compensation Committee's assessment of Mr. West's and then Mr. Rinehart's ability to effectively lead the Company into the future as determined by his past performance and experience with the Company's business and markets, the Compensation Committee determined that Mr. West's compensation package would consist of the following:

(i) annual base salary of $ 265,000, (ii) annual cash bonus based upon a predetermined financial performance of the Company, and (iii) a Stock Option Agreement granting Mr. West an option to purchase 25,000 shares of Common Stock over a two-year period beginning in October 1997 under the Company's 1991 Stock Option Plan at an exercise price of $7.75 per share (the market value of the Common Stock on the date of grant). Mr. West retired in February 1998, at which time he received a separation payment and accrued vacation.

Mr. Rinehart was appointed by the Board of Directors to replace Mr. West on an interim basis. The Compensation Committee determined that Mr. Rinehart's compensation package would consist of the following: (i) annual base salary of $125,000, (ii) annual bonus target of $125,000 based upon the Company achieving specific earnings, and (iii) a Stock Option Agreement granting Mr. Rinehart an option to purchase 60,000 shares of Common Stock over a one year period beginning March 1998 under the Company's 1991 Stock Option Plan at an exercise price of $7.00 per share (the market value of the Common Stock on the date of grant).

Equity incentives are not limited to executive officers. Grants of stock options are made to management and staff of the Company in amounts determined by the Compensation Committee. The amounts of such grants are determined based on the individual employee's position with the Company and his or her potential ability to beneficially impact the performance of the Company.
By giving management and staff a stake in the financial performance of the Company, the Compensation Committee's goal is to provide incentives to these employees of the Company to enhance the financial performance of the Company and, thus, stockholder value.

All employees of the Company, including executive officers, are eligible to receive long-term stock based incentive awards under the Company's Stock Option Plan as a means of providing such individuals with a continuing proprietary interest in the Company. Such grants further the mutual interests of the Company's employees and its stockholders by providing significant incentives for such employees to achieve and maintain high levels of performance. The Company's Stock Option Plan enhances the Company's ability to attract and retain the services of qualified individuals. Factors considered in determining whether such awards are granted to an executive officer of the Company include the executive's position in the Company, his or her performance and responsibilities, the number of options, if any, currently held by the officers, and the vesting schedule of any such options. While the Committee does not adhere to any firmly established formulas or schedules for the issuance of options, the Committee will generally tailor the terms of any such grant to achievemen tof its goal as a long-term incentive award by providing for a vesting schedule encompassing several years as tying the vesting dates to particular corporate or personal milestones.

The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.


                Compensation Committee

                Robert L. Curry
                William P. Wood
                John S. Zink


Compliance with Section 16(a)

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and officers, and persons who own more than ten percent of the Common Stock, to file initial reports of ownership and reports of changes in ownership (Forms 3, 4 and 5) of the Common Stock with the Securities and Exchange Commission (the "SEC") and the NASDAQ Stock Market. Officers, directors and greater than 10 percent stockholders are required by SEC regulations to furnish the Company with copies of all such forms that they file.


To the Company's knowledge, based solely on the Company's review of the copies of such reports received by the Company and on written representations by certain reporting persons, the Section 16(a) filing requirements were satisfied by the Company's directors, officers and ten percent stockholders, except for one transaction by Connie J. Conger not timely reported on Form 4; this transaction was subsequently reported in a report on Form 5.

PROPOSAL NUMBER 2: Selection Of Auditors

The Board of Directors has reappointed the firm of Ernst & Young LLP as the Company's independent public accountants for the fiscal year ending May 31, 1999, subject to ratification by the Company's stockholders. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting of Stockholders and will have an opportunity to make a statement, if they desire to do so, and to respond to appropriate questions from those attending the meeting. Ernst & Young LLP has served as auditors for the Company since 1984.

The affirmative vote of holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting is required to ratify the appointment of Ernst & Young LLP as the independent accountants for fiscal 1999.

The Board of Directors recommends a vote "For" ratification of Ernst & Young's appointment.


Proposals of Stockholders

A proposal of a stockholder intended to be presented at the next annual meeting of stockholders must be received at the Company's principal executive offices no later than May 21, 1999, if the proposal is to be considered for inclusion in the Company's proxy statement relating to such meeting.

Financial Information

A copy of the Company's Annual Report on Form 10-K, including any financial statements and schedules and exhibits thereto, may be obtained without charge by written request to C. William Lee, Vice President-Finance, Matrix Service Company, 10701 East Ute Street, Tulsa, Oklahoma 74116.

Other Matters

The cost of solicitation of these proxies will be borne by the Company.
In addition to solicitation by mail, certain directors, officers, and regular employees of the Company may solicit proxies by telecopy, telephone, and personal interview.

By Order of the Board of Directors


/s/C. William Lee
----------------------
C. William Lee


September 18, 1998
Tulsa, Oklahoma